=============================================================================


                             STOCKHOLDER AGREEMENT


                                 BY AND AMONG


                              SSE TELECOM, INC.,


                            ALCATEL TELSPACE, S.A.


                                      AND


                          CERTAIN OTHER STOCKHOLDERS


                                      OF


                               SSE TELECOM, INC.


                         Dated as of September 6, 1996


===============================================================================

                               TABLE OF CONTENTS


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

SECTION 1.1      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . 2
                 -----------
                                  ARTICLE II

                    APPROVAL OF TRANSACTIONS WITH PURCHASER
                    ---------------------------------------


                                  ARTICLE III
                            RIGHT OF FIRST REFUSAL
                            ----------------------

SECTION 3.1      Grant of Right . . . . . . . . . . . . . . . . . . . . . . . 5
                 --------------
SECTION 3.2      Permitted Transfers of Voting Stock  . . . . . . . . . . . . 6
                 -----------------------------------
SECTION 3.3      Liquidation of Venture America . . . . . . . . . . . . . . . 7
                 ------------------------------
SECTION 3.4      No Adverse Effect for Failure to Purchase  . . . . . . . . . 7
                 -----------------------------------------

                                  ARTICLE IV

                               RIGHT OF CO-SALE
                               ----------------

SECTION 4.1      Grant of Right . . . . . . . . . . . . . . . . . . . . . . . 7
                 --------------
SECTION 4.2      Transfer of Sale Proceeds  . . . . . . . . . . . . . . . . . 8
                 -------------------------
SECTION 4.3      Liquidation of Venture America . . . . . . . . . . . . . . . 8
                 ------------------------------
SECTION 4.4      No Adverse Effect for Failure to Participate . . . . . . . . 8
                 --------------------------------------------

                                   ARTICLE V

                             BOARD REPRESENTATION
                             --------------------
                            AND OBSERVATION RIGHTS
                            ----------------------

SECTION 5.1      Designation of Nominee by Purchaser  . . . . . . . . . . . . 9
                 -----------------------------------
SECTION 5.2      Indemnification and Insurance  . . . . . . . . . . . . . . . 9
                 -----------------------------
SECTION 5.3      Observation Rights . . . . . . . . . . . . . . . . . . . . . 10
                 ------------------

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
                          OF THE CURRENT STOCKHOLDERS
                          ---------------------------

SECTION 6.1      Organization, Good Standing, Due Authorization,
                 ----------------------------------------------
                 Execution and Delivery by Entity Stockholder . . . . . . . . 10
                 --------------------------------------------

SECTION 6.2      Due Authorization, Execution and Delivery by
                 --------------------------------------------
                 Individual Stockholder  . . . . . . . . . . . . . . . . . . .10
                 ----------------------

SECTION 6.3      Title to Shares  . . . . . . . . . . . . . . . . . . . . . . 11
                 ---------------
SECTION 6.4      Consents; No Conflict  . . . . . . . . . . . . . . . . . . . 11
                 ---------------------
SECTION 6.5      Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . 12
                 ----------

                                  ARTICLE VII

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
               -----------------------------------------------

SECTION 7.1      Organization and Authority of the Purchaser  . . . . . . . . 12
                 -------------------------------------------
SECTION 7.2      Due Authorization, Execution and Delivery  . . . . . . . . . 12
                 -----------------------------------------
SECTION 7.3      Consents; No Conflict  . . . . . . . . . . . . . . . . . . . 12
                 ---------------------
SECTION 7.4      Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 ----------

                                 ARTICLE VIII

                                  TERMINATION
                                  -----------


                                  ARTICLE IX

                            VIOLATIONS AND LEGENDS
                            ----------------------

SECTION 9.1      Violations of this Agreement . . . . . . . . . . . . . . . . 13
                 ----------------------------
SECTION 9.2      Legends  . . . . . . . . . . . . . . . . . . . . . . . . . . 13
                 -------

                                   ARTICLE X

                            RESOLUTION OF DISPUTES
                            ----------------------

                                  ARTICLE XI

                                MISCELLANEOUS
                                -------------
SECTION 11.1     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 -------
SECTION 11.2     Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . 16
                 -----------------

SECTION 11.3     Public Announcements.........................................16
                 --------------------
SECTION 11.4     Entire Agreement.............................................16
                 ----------------
SECTION 11.5     Waiver.......................................................16
                 ------
SECTION 11.6     Amendment....................................................16
                 ---------
SECTION 11.7     Benefits and Binding Effect..................................17
                 ---------------------------
SECTION 11.8     Captions.....................................................17
                 --------
SECTION 11.9     Exhibits and Schedules.......................................17
                 ----------------------
SECTION 11.10    Governing Law................................................17
                 -------------
SECTION 11.11    Counterparts.................................................17
                 ------------
SECTION 11.12    Severability.................................................17
                 ------------
SECTION 11.13    No Third Party Beneficiary...................................17
                 --------------------------
SECTION 11.14    Authority of Venture America.................................17
                 ----------------------------

                             STOCKHOLDER AGREEMENT
                             ---------------------


         THIS STOCKHOLDER AGREEMENT (this "Agreement") is made and entered into
                                           ---------
as of the 6th day of September, 1996 by and among VENTURE AMERICA MANAGEMENT LIMITED PARTNERSHIP, a Virginia limited partnership, FRANK S. TRUMBOWER, a resident of Incline Village, Nevada, SARAH P. TRUMBOWER, a resident of Berryville, Virginia, FREDERICK C. TOOMBS, a resident of Los Gatos,
California, DANIEL E. MOORE, a resident of McLean, Virginia, and FRANK J. PETERNELL, a resident of Cupertino, California (such entities and individuals are referred to herein, collectively, as the "Current Stockholders" and,
                                              --------------------
individually, as a "Current Stockholder"), SSE TELECOM, INC., a Delaware
                    -------------------
corporation (the "Company"), and ALCATEL TELSPACE, a societe anonyme
                  -------
organized under the laws of France (the "Purchaser").
                                         ---------

                          W I T N E S S E T H:
                          - - - - - - - - - -

         WHEREAS, each Current Stockholder owns the number of shares of the issued and outstanding common stock of the Company listed opposite his name on Exhibit A attached hereto; and
   ---------
         WHEREAS, simultaneously with the execution of this Agreement, (i) the Purchaser will purchase 525,000 shares of the common stock of the Company from the Company pursuant to the terms of that certain Stock Purchase and Investment Agreement dated as of September 6, 1996 (the "Investment
                                                         ----------
Agreement"), (ii) the Purchaser will purchase 100,000 shares of the common
- ---------
stock of the Company from certain Current Stockholders pursuant to the terms of that certain Stock Purchase Agreement dated as of September 6, 1996 (the "Selling Stockholder Agreement"), and (iii) the Company will issue to the
 -----------------------------
Purchaser a Warrant dated September 6, 1996 to purchase 300,000 shares of common stock of the Company upon the terms set forth therein (the "Warrant");
                                                                   -------
and

         WHEREAS, the execution of this Agreement by the parties hereto is a condition precedent to the obligation of the Purchaser to consummate the transactions contemplated by the Investment Agreement and the Selling Stockholder Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein and of the mutual benefits to be derived herefrom, and intending to be legally bound, the parties hereto agree as follows:

                                ARTICLE I

                               DEFINITIONS
                               -----------

         SECTION 1.1  Definitions.  As used in this Agreement, the following
                      -----------
defined terms have the meanings indicated below:


         "Affiliate" of a Person means a Person that directly or indirectly
          ---------
through one or more intermediates, controls, is controlled by, or is under common control with, the first Person.


         "Board" has the meaning set forth in Section 5.1.
          -----

         "Board of Arbitration" has the meaning set forth in Article X.
          --------------------

         "Business Day" means any day which is not a Saturday, Sunday or
          ------------
legal holiday in New York, New York or Paris, France.

         "Commercial Agreement" means that certain Joint Product
          --------------------
Identification and Supply Agreement between the Company and the Purchaser dated September 6, 1996.

         "Common Stock" means the authorized common stock of the Company, par
          ------------
value $.01 per share, whether or not issued and outstanding.

         "Company" has the meaning set forth in the introductory paragraph
          -------
hereof.

         "Contract" means all contracts, agreements, license agreements,
          --------
leases, assignments, purchase agreements, indentures, mortgages, instruments of indebtedness, security agreements, guaranties, purchase orders, sales orders, and distribution agreements.

         "Control" (whether or not capitalized) shall mean, with respect to a
          -------
Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person whether through the ownership of voting securities, by Contract or otherwise and, in any event, and without limitation of the foregoing, any Person fifty percent (50%) or more of whose voting securities are owned by another Person shall be deemed to be controlled that Person.

         "Current Stockholders" and "Current Stockholder" have the meanings
          --------------------       -------------------
set forth in the introductory paragraph hereof.

         "DGCL" has the meaning set forth in Section 5.1.
          ----

         "Election Meeting" has the meaning set forth in Section 5.1.
          ----------------

         "Financial Investor" means a Person meeting the requirements of Rule
          ------------------
13d-1(b)(1)(i) under the Securities Exchange Act of 1934, as amended.

         "Governmental Authority" means any court, tribunal, arbitrator,
          ----------------------
authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

         "Investment Agreement" has the meaning set forth in the recitals
          --------------------
hereof.

         "Laws" means all laws, statutes, rules, regulations, ordinances and
          ----
other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental Authority.

         "Liens" means any mortgage, pledge, assessment, security interest,
          -----
lease, lien, adverse claim, levy, charge, rights of others, or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

         "Losses" means any and all damages, fines, costs, fees, penalties,
          ------
deficiencies, losses, amounts paid in settlement and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

     "Permitted Transfer" has the meaning set forth in Section 3.2.
      ------------------

     "Person" means any natural person, corporation, general partnership,
      ------
limited partnership, proprietorship, limited liability company, joint venture, other business organization, trust, union, association or Governmental Authority.

      "Prorata Percentage" means, with respect to a Purchasing Stockholder, a
       ------------------
fraction, the numerator of which is the number of shares of Voting Stock owned by such Purchasing Stockholder as of the date of the Voting Stock Notice and the denominator of which is the total number of shares of Voting Stock owned by all Purchasing Stockholders as of the date of the Voting Stock Notice.

         "Purchaser" has the meaning set forth in the introductory paragraph
          ---------
hereof.

         "Purchaser Director" has the meaning set forth in Section 5.1
          ------------------

         "Purchaser Nominee" has the meaning set forth in Section 5.1.
          -----------------

         "Purchasing Stockholder" has the meaning set forth in Section 3.1.
          ----------------------

         "Registration Rights Agreement" means that certain Registration
          -----------------------------
Rights Agreement dated September 6, 1996, between the Company and the Purchaser.

         "Representing Stockholder" has the meaning set forth in Article VI.
          ------------------------

         "Restricted Investor" means any Person, other than a Financial
          -------------------
Investor or any Stockholder, who proposes to acquire Voting Stock if either
(i) such Person owns ten percent (10%) or more of the Total Voting Power of the Company prior to such acquisition, or (ii) as a result of such acquisition, such Person would own ten percent (10%) or more of the Total Voting Power of the Company immediately following such acquisition.

         "Rule 144" means Rule 144 promulgated under the Securities Act.
          --------

         "Rules of Arbitration" has the meaning set forth in Article X.
          --------------------

         "Securities Act" means the Securities Act of 1933, as amended.
          --------------

         "Selling Stockholder" has the meaning set forth in Section 3.1.
          -------------------

         "Selling Stockholder Agreement" has the meaning set forth in the
          -----------------------------
recitals hereof.

         "Stockholders" mean the Current Stockholders and the Purchaser,
          ------------
collectively, and "Stockholder" means any one of them.
                   -----------

         "Subsidiary" of a Person means a Person that is, directly or
          ----------
indirectly, through one or more intermediates controlled by the first Person.

         "Successor Purchaser Director" has the meaning set forth in Section
          ----------------------------
5.1.

         "Total Voting Power of the Company" means the total number of votes
          ---------------------------------
which may be cast in the election of directors of the Company at any meeting of stockholders of the Company if all securities entitled to vote in the election of directors of the Company were present and voted at such meeting (other than votes that may be cast only upon the occurrence of a contingency).

         "Venture America" has the meaning set forth in Section 3.3.
          ---------------

         "Voting Agreement" means that certain Voting Agreement effective as
          ----------------
of the date of this Agreement, among the Company, the Purchaser and certain other stockholders of the Company.

         "Voting Stock" means the Common Stock and any other capital stock or
          ------------
securities issued by the Company having the ordinary power to vote in the election of directors of the Company (other than such capital stock or securities having such power only upon the occurrence of a contingency) now owned or hereafter acquired by any Stockholder.

         "Voting Stock Notice" has the meaning set forth in Section 3.1(a).
          -------------------

         "Warrant" has the meaning set forth in the recitals hereof.
          -------

                                  ARTICLE II

                    APPROVAL OF TRANSACTIONS WITH PURCHASER
                    ---------------------------------------

         Each Current Stockholder hereby acknowledges, consents to and approves all terms and conditions of the Investment Agreement, the Selling Stockholder Agreement, the Registration Rights Agreement, the Voting Agreement, the Commercial Agreement and all transactions contemplated therein. Each Current Stockholder hereby waives and forever relinquishes any and all preemptive rights, rights of first refusal or other rights to acquire any shares of capital stock of the Company which such Current Stockholder has pursuant to any Contract or otherwise and which would apply to the Common Stock (i) issued or to be issued by the Company to the Purchaser pursuant to the Investment Agreement, (ii) sold or to be sold by any Current Stockholder to the Purchaser pursuant to the Selling Stockholder Agreement, or (iii) issued or to be issued by the Company to the Purchaser pursuant to the Warrant.

                               ARTICLE III

                         RIGHT OF FIRST REFUSAL
                         ----------------------

         SECTION 3.1  Grant of Right.  If at any time a Stockholder (a
                      --------------
"Selling Stockholder") proposes to sell or transfer Voting Stock in any
 -------------------
manner, directly or indirectly, to any Person, other than pursuant to a Permitted Transfer in accordance with the terms of Section 3.2 hereof, then each of the other Stockholders (a "Purchasing Stockholder") shall have a
                                   ----------------------
right of first refusal to purchase its Prorata Percentage of the shares of such Voting Stock, on the terms pursuant to which such Selling Stockholder proposes to sell or transfer such Voting Stock, in accordance with the following procedure:

              (a)    Notice to Purchasing Stockholders. In the event a Selling
                     ---------------------------------
         Stockholder proposes to sell or transfer Voting Stock in a transaction that would be subject to the foregoing right of first refusal, such Selling Stockholder shall give each Purchasing Stockholder written notice (the "Voting Stock Notice") of its intentions stating (i) a
                       -------------------
         description of the Voting Stock proposed to be sold or transferred and the identity of the transferee, (ii) the total number of shares of Voting Stock proposed to be sold or transferred, (iii) the price per share at which, and the other terms on which, such Voting Stock is proposed to be sold or transferred, and (iv) the date of such notice.

              (b)    Exercise by Purchasing Stockholders. Within thirty (30)
                     -----------------------------------
         days after the Voting Stock Notice is given to each Purchasing Stockholder, such Purchasing Stockholder may elect to purchase, at the price and on the terms specified in the Voting Stock Notice, the number of shares of Voting Stock proposed to be sold or transferred by the Selling Stockholder determined by multiplying all shares of Voting Stock proposed to be sold or transferred by the Prorata Percentage of such Purchasing Stockholder. An election to purchase shall be made by the Purchasing Stockholder in writing and must be given to the Selling Stockholder within such thirty (30) day period. Any such election made by a Purchasing Stockholder shall constitute an irrevocable, legally binding obligation of such Purchasing
         Stockholder to purchase its Prorata Percentage of the Voting Stock on the terms set forth in the Voting Stock Notice, and the Purchasing Stockholder and the Selling Stockholder shall use their best efforts to secure any approvals required in connection therewith. The closing of the sale of the Voting Stock by the Selling Stockholder to a Purchasing Stockholder upon the exercise of its rights under this Section 3.1 shall take place within thirty
         (30) days following the date on which such election to purchase is made, provided that such period shall be extended, as required, in order to comply with applicable Laws.


              (c)    Back-Up Right.  If any Purchasing Stockholder does
                     -------------
         not exercise its right of first refusal to purchase shares of Voting Stock hereunder within the time specified for such exercise (including its failure to exercise the right granted in this subsection (c)), such Purchasing Stockholder shall immediately so notify all other Purchasing Stockholders, and each of the other Purchasing Stockholders shall have the right to purchase its Prorata Percentage of such shares of Voting Stock (determined without counting the shares of Voting Stock owned by the Purchasing Stockholder not exercising its right of first refusal) within a period of five (5) days following the date on which such notice is given.

              (d)    Failure to Exercise.  The Selling Stockholder shall
                     -------------------
         be free, subject to the co-sale rights set forth in Article IV hereof, during the period of ninety (90) days following the expiration of all rights of first refusal set forth in this Section 3.1, to sell or transfer the Voting Stock specified in the Voting Stock Notice previously delivered to each Purchasing Stockholder which is not purchased by Purchasing Stockholders to the proposed transferee(s) described in the Voting Stock Notice and on terms no less favorable to the Selling Stockholder than the terms specified in the Voting Stock Notice. The proposed sale or transfer of any such Voting Stock not sold or transferred by the Selling Stockholder to such transferee(s) within such ninety (90) day period shall again be subject to the restrictions set forth in this Section 3.1.

         SECTION 3.2  Permitted Transfers of Voting Stock.  The right of
                      -----------------------------------
first refusal contained in Section 3.1 hereof shall not apply to any sale or transfer of Voting Stock made by a Selling Stockholder (a "Permitted
                                                           ---------
Transfer"):  (i) to another Stockholder or an Affiliate of another
- --------
Stockholder, (ii) pursuant to a bona fide public offering registered under the Securities Act of either Voting Stock or securities exchangeable or exercisable for Voting Stock or, if such securities being sold or transferred are registered under the Securities Act, in any other public market transaction, (iii) pursuant to Rule 144 (but excluding Rule 144A promulgated under the Securities Act), (iv) pursuant to any repurchase by the Company, (v) pursuant to any bona fide gift to a charitable organization, (vi) pursuant to any transfer to a Selling Stockholder's ancestors, descendants, spouse or to a trustee for their benefit,
(vii) pursuant to community property or similar domestic relations laws, or
(viii) if the Purchaser is the Selling Stockholder, to an Affiliate of the Purchaser. Notwithstanding the foregoing, any proposed sale or transfer pursuant to subparagraph (vii) of this Section 3.2 shall not qualify as a Permitted Transfer (and shall therefore be subject to the rights of first refusal in Section 3.1) unless such Selling Stockholder notifies the Company and the Stockholders (other than the Selling Stockholder) of such sale or transfer and the proposed transferee furnishes the Company and the Stockholders (other than the Selling Stockholder) with a written agreement to be bound by and comply with all provisions of this Agreement applicable to the Selling Stockholder prior to receiving the Voting Stock being transferred. In addition, notwithstanding the foregoing, any proposed sale or transfer pursuant to subparagraphs (ii) or (iii) of this
Section 3.2 shall not qualify as a Permitted Transfer (and shall therefore be subject to the rights of first refusal in Section 3.1) if the Selling Stockholder solicits or arranges for the solicitation of orders to purchase such Voting Stock by a Restricted Investor from an underwriter in anticipation of or in connection with a registered public offering or from or through a broker in anticipation of or in connection with a Rule 144 transaction or other public market transaction, provided that the execution and performance of an underwriting agreement by the Selling Stockholder in connection with a registered public offering shall not, in and of itself, be considered soliciting or arranging for the solicitation of orders to purchase Voting Stock. Simultaneous with any transfer described in subparagraph (v) or (vi), the Selling Stockholder shall certify to each Stockholder (other than the Selling Stockholder) that such transfer is not intended to indirectly complete any transfer that would otherwise be restricted pursuant to this Article III.

         SECTION 3.3  Liquidation of Venture America.  The Stockholders and
                      ------------------------------
the Company acknowledge that Venture America Management Limited Partnership, a Virginia limited partnership and a Current Stockholder ("Venture America"),
                                                           ---------------
will undergo a complete liquidation on or before December 31, 1996, and that, in connection therewith, the 250,366 shares of Common Stock currently owned by Venture America will be distributed to the following partners thereof in approximately equal amounts: Daniel E. Moore, James R. Ball, Otis F. Coston.

         The provisions in this Article III shall not apply to the transfer of such shares of Common Stock by Venture America to the foregoing individuals in connection with the liquidation of Venture America described above, provided that, in the case of any transfer to Mr. Ball or Mr. Coston, such individual and, if legally necessary or appropriate, his spouse (if any) agrees in writing to be bound by all provisions of this Agreement binding on a Current Stockholder and that a copy of such agreement is delivered to each party hereto before such transfer.

         SECTION 3.4  No Adverse Effect for Failure to Purchase.  The
                      -----------------------------------------
exercise or non-exercise of its right of first refusal by any Purchasing Stockholder hereunder in one or more cases shall not adversely affect such Purchasing Stockholder's right to exercise such right of first refusal with respect to any subsequent proposed sale or transfer of Voting Stock by a Selling Stockholder pursuant to this Article III.


                                  ARTICLE IV

                               RIGHT OF CO-SALE
                               ----------------

         SECTION 4.1  Grant of Right.  If at any time a Selling Stockholder
                      --------------
proposes to sell or transfer any Voting Stock in any manner, directly or indirectly, to any Person, other than pursuant to a Permitted Transfer, and if all shares of such Voting Stock are not purchased pursuant to the exercise of the rights of first refusal with respect to such proposed sale or transfer set forth in Section 3.1 hereof, then each Purchasing Stockholder shall have the right, exercisable by giving written notice to the Selling Stockholder, within ten (10) days after the expiration of all unexercised rights of first refusal pursuant to Sections 3.1(b) and (c), to participate in such sale or transfer of Voting Stock by the Selling Stockholder on the terms set forth in the Voting Stock Notice previously provided to such Purchasing Stockholder pursuant to Section 3.1. If any Purchasing
Stockholder exercises such right of participation, the number of shares of Voting Stock which such Selling Stockholder may sell or transfer shall be correspondingly reduced. The right of participation of each Purchasing Stockholder shall be subject to the following additional terms and conditions:


              (a)    Calculation of Shares.  The number of shares of
                     ---------------------
         Voting Stock which the Purchasing Stockholder may sell or transfer (in whole or in part) shall be determined by multiplying (i) the aggregate number of shares of Voting Stock which the Selling Stockholder proposes to sell or transfer (following the exercise or the expiration, as the case may be, of the rights of first refusal set forth in Section 3.1) by (ii) a fraction, the numerator of which is the number of shares of Voting Stock owned by the Purchasing Stockholder as of the date of the Voting Stock Notice and the denominator of which is the total number of shares of Voting Stock owned by all Stockholders as of the date of the Voting Stock Notice.

              (b)    Delivery of Certificates.  At the closing of the
                     ------------------------
         sale or transfer of the Voting Stock to the transferee, each Purchasing Stockholder electing to participate therein pursuant to this Section 4.1 shall deliver to the Selling Stockholder for transfer to the transferee one or more stock certificates, properly endorsed for transfer, which represent the number of shares of Voting Stock which such Purchasing Stockholder elects to sell pursuant to this Section 4.1.

         SECTION 4.2  Transfer of Sale Proceeds.  The stock certificate or
                      -------------------------
certificates which each Purchasing Stockholder delivers to the Selling Stockholder pursuant to Section 4.1(b) shall be delivered by the Selling Stockholder to the transferee in consummation of the sale or transfer pursuant to the terms and conditions specified in the Voting Stock Notice, and the Selling Stockholder shall promptly thereafter remit to such Purchasing Stockholder that portion of the sale proceeds to which the Purchasing Stockholder is entitled by reason of its participation in such sale.

         SECTION 4.3  Liquidation of Venture America.  The provisions in this
                      ------------------------------
Article IV shall not apply to any transfer of shares of Common Stock in connection with the liquidation of Venture America which satisfies the requirements of Section 3.3.

         SECTION 4.4  No Adverse Effect for Failure to Participate.  The
                      --------------------------------------------
exercise or non-exercise of its co-sale rights by any Purchasing Stockholder hereunder in one or more cases shall not adversely affect such Purchasing Stockholder's right to exercise such right of co-sale with respect to any subsequent proposed sale or transfer of Voting Stock by a Selling Stockholder pursuant to this Article IV.

                                   ARTICLE V

                             BOARD REPRESENTATION
                             --------------------
                            AND OBSERVATION RIGHTS
                            ----------------------

         SECTION 5.1  Designation of Nominee by Purchaser.  At least thirty
                      -----------------------------------
(30) days prior to establishing the date for any annual or special meeting of stockholders of the Company at which the Board of directors of the Company (the "Board") will be elected (an "Election Meeting") the Company shall
      -----                        ----------------
notify the Purchaser of its intent to establish such date. Upon its receipt of such notice, the Purchaser shall have the right, but not the obligation, to designate an individual who may, but need not be, an employee of the Purchaser or an Affiliate of the Purchaser (the "Purchaser Nominee") for
                                                 -----------------
nomination to the Board. The Company and the Current Stockholders shall use their best efforts to cause the Purchaser Nominee to be nominated (including, but not limited to, making the Purchaser Nominee a member of the recommended management slate of directors) for election to the Board at such Election Meeting and elected thereat. In addition, each Current Stockholder agrees to vote (whether in person or by proxy) all shares of Voting Stock of the Company owned or held of record by such Current Stockholder at any Election Meeting in favor of the election of the Purchaser Nominee to the Board.

         In the event that any Purchaser Nominee is elected to the Board (the "Purchaser Director") and thereafter such Purchaser Director dies, resigns,
 ------------------
or is removed (with or without cause) from the Board, then the Purchaser shall have the right, but not the obligation, to designate a successor Purchaser Director (the "Successor Purchaser Director") to fill the vacancy
                         ----------------------------
on the Board. In the event the Purchaser designates such Successor Purchaser Director, the Company and the Current Stockholders shall use their best efforts to cause the remaining directors on the Board to elect the Successor Purchaser Director in accordance with the certificate of incorporation and by-laws of the Company and the Delaware General Corporation Law ("DGCL") as the
                                                               ----
successor director to hold office for the unexpired portion of the term of the Purchaser Director. In addition, if the stockholders of the Company have the right to appoint a successor director pursuant to the terms of the certificate of incorporation and by-laws of the Company and the DGCL, then the Company and the Current Stockholders shall use their best efforts to cause the stockholders of the Company to appoint the Successor Purchaser Director as the successor to the Purchaser Director and, in connection therewith, each Current Stockholder agrees to vote (whether in person or by proxy) all shares of Voting Stock of the Company owned or held of record by such Stockholder in favor of the appointment of the Successor Purchaser Director as the successor to the Purchaser Director.

     SECTION 5.2  Indemnification and Insurance.  The Company shall
                  -----------------------------
indemnify and hold harmless each of the Purchaser Nominee, the Purchaser Director and the Successor Purchaser Director from and against any and all Losses arising out of or related to his service as a director of the Company or any Affiliate of the Company to the maximum extent permitted by Law (including, without limitation, the DGCL), the certificate of incorporation of the Company and the bylaws of the Company. In addition, throughout the term of this Agreement, the Company shall maintain in effect directors and officers liability insurance covering each of the Purchaser Nominee, the Purchaser Director and the Successor Purchaser

Director in his capacity as a director of the Company and providing the following minimum benefits: $3,000,000 combined limits. The obligations of the Company in this Section 5.2 shall survive the termination of this Agreement. The Company shall not, without the prior written consent of the Purchaser, (i) amend any provision of its certificate of incorporation or bylaws pertaining to the indemnification of directors, or (ii) reduce the minimum benefits under the foregoing directors insurance.

         SECTION 5.3  Observation Rights.  If at any time neither a Purchaser
                      ------------------
Nominee (or a Purchaser Director) nor a Successor Purchaser Director is serving on the Board, the Purchaser shall have the right to have a representative designated by it attend all meetings of the Board and observe all proceedings transacted at such meetings. The Company shall provide to such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time it provides such information to directors. Notwithstanding the foregoing, the Company reserves the right to exclude such representative from any meeting or any part thereof if the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons.

                                  ARTICLE VI

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
                          OF THE CURRENT STOCKHOLDERS
                          ---------------------------

         Each Current Stockholder (the " Representing Stockholder") hereby
                                         ------------------------
severally represents and warrants to the Purchaser as follows:

         SECTION 6.1  Organization, Good Standing, Due Authorization,
                      -----------------------------------------------
Execution and Delivery by Entity Stockholder.  If the Representing
- --------------------------------------------
Stockholder is Venture America: (i) the Representing Stockholder is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of its formation and has the partnership power and authority to enter into and perform its obligations under this Agreement,
(ii) the execution, delivery and performance of this Agreement by the Representing Stockholder and the consummation of the transactions contemplated hereby by the Representing Stockholder have been duly authorized by all necessary partnership action on the part of the Representing Stockholder, (iii) this Agreement has been duly executed and delivered by the Representing Stockholder, and (iv) this Agreement constitutes the legal, valid and binding obligations of the Representing Stockholder enforceable against the Representing Stockholder in accordance with its terms, except that such enforcement (A) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and (B) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

         SECTION 6.2  Due Authorization, Execution and Delivery by Individual
                      -------------------------------------------------------
Stockholder.  If the Representing Stockholder is an individual: (i) the
- -----------
Representing Stockholder has full authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby, (ii) this Agreement has been duly executed and delivered by the Representing Stockholder, and (iii) this Agreement constitutes the legal, valid and binding obligations of the Representing Stockholder enforceable against the Representing Stockholder in accordance with its terms, except that such enforcement (A) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and (B) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

         SECTION 6.3  Title to Shares.
                      ---------------

              (a)    Title.  The Representing Stockholder owns
                     -----
         beneficially and of record all of the shares of Common Stock set forth opposite such Representing Stockholder's name on Exhibit A, and
                                                                ---------
         the Representing Stockholder owns no other shares of capital stock of the Company. Upon the delivery of and payment for any shares of Common Stock to be sold by the Representing Stockholder to the Purchaser pursuant to Article III, the Purchaser will acquire good and valid title to all such shares of Common Stock from the Representing Stockholder, free and clear of all Liens.

              (b)    Stock Rights.  Except as disclosed on Exhibit B, the
                     ------------
         Representing Stockholder is not a party to or bound by, or the beneficiary of, (i) any outstanding subscriptions, options, warrants, rights (including conversion rights, preemptive rights or rights of first refusal) or Contracts, orally or in writing, obligating the Company or any of its Subsidiaries, contingently or otherwise, to issue or sell, or cause to be issued or sold, any shares of capital stock or other equity interest, or any securities convertible into or exchangeable for capital stock or other equity interest, in the Company or any of its Subsidiaries, (ii) any outstanding rights or Contracts, orally or in writing, obligating the Company or any of its Subsidiaries, contingently or otherwise, to purchase or redeem, or cause to be purchased or redeemed, any shares of capital stock or other equity interest, or any securities convertible into or exchangeable for capital stock or other equity interest, in the Company or any of its Subsidiaries, or (iii) any Contract or understanding, oral or written, which obligates the Representing Stockholder to purchase or sell any capital stock or other security of the Company or any of its Subsidiaries, which affects or relates to the voting or giving of written consents with respect to any capital stock or other security of the Company or any of its Subsidiaries or which otherwise relates to any such capital stock or other security.

              (c)    Registration Rights.  The Representing Stockholder
                     -------------------
         does not have any registration rights (including, without limitation, demand or piggyback rights) with respect to any capital stock or other securities of the Company or any of its Subsidiaries.

         SECTION 6.4  Consents; No Conflict.  The Representing Stockholder is
                      ---------------------
not required to obtain the consent, authorization or approval of any Person, or any authorization, approval or permit from any Governmental Authority, as a condition to the consummation of this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in the termination of, contravene or constitute a default under, or be an event which with the giving of notice or passage of time or both will become a default under, or give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, or result in the creation of any material Lien or loss of any rights with respect to the Representing Stockholder pursuant to any of the terms, conditions or provisions of or under, any applicable Law, the articles of formation (if any) of the Representing Stockholder, or any Contract to which the Representing Stockholder is a party or which is otherwise binding upon the Representing Stockholder.

         SECTION 6.5  Disclosure.  The representations and warranties of the
                      ----------
Representing Stockholder contained in this Agreement and in any schedule, certificate, or agreement furnished by the Representing Stockholder to the Purchaser pursuant to this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.


                               ARTICLE VII

             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
             -----------------------------------------------

         The Purchaser hereby represents and warrants to the Current Stockholders as follows:

         SECTION 7.1  Organization and Authority of the Purchaser.  The
                      -------------------------------------------
Purchaser is a societe anonyme duly organized, validity existing and in good standing under the laws of France. The Purchaser has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein.

         SECTION 7.2  Due Authorization, Execution and Delivery.  The
                      -----------------------------------------
execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes the legal valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, except that such enforcement (i) may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and (ii) is subject to the availability of equitable remedies, as determined in the discretion of the court before which such a proceeding may be brought.

         SECTION 7.3  Consents; No Conflict.  The Purchaser is not required
                      ---------------------
to obtain the consent, authorization or approval of any Person, or any authorization, approval or permit from any Governmental Authority, as a condition to the consummation of this Agreement by the Purchaser. The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby will not conflict with, result in the termination of, contravene or constitute a default under, or be an event which with the giving of notice or passage of time or both will become a default under, or give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, or result in the creation of any material Lien or loss of any rights with respect to the

Purchaser pursuant to any of the terms, conditions or provisions of or under, any applicable Law, the certificate of incorporation or by-laws of the Purchaser, or any Contract to which the Purchaser is a party or which is otherwise binding upon the Purchaser.

         SECTION 7.4  Disclosure.  The representations and warranties of the
                      ----------
Purchaser contained in this Agreement and in any schedule, certificate or agreement furnished by the Purchaser to the Current Stockholders pursuant to this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

                                 ARTICLE VIII

                                  TERMINATION
                                  -----------

         This Agreement shall (a) terminate in its entirety on the date on which the Purchaser and all of the Affiliates of the Purchaser hold, in the aggregate, less than 500,000 shares of Voting Stock provided that on such date such shares so held represent less than 8% of the outstanding shares of Voting Stock on a fully diluted basis, and (b) shall terminate as to each Current Stockholder or any Person that becomes a party hereto after the date hereof on the date on which such Current Stockholder or such other Person, as the case may be, holds, of record and beneficially, less than 10,000 shares of Voting Stock.


                                  ARTICLE IX

                            VIOLATIONS AND LEGENDS
                            ----------------------

         SECTION 9.1  Violations of this Agreement. Any attempt to transfer
                      ----------------------------
shares of Voting Stock in violation of Articles III or IV hereof shall be void and the Company agrees that it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares. In addition to all other rights and remedies available to the Purchaser under this Agreement at Law or in equity for a violation of Article III of this Agreement by a Selling Stockholder, if any Selling Stockholder transfers Voting Stock in a transaction which violates Article III hereof, the Company shall, at the option of the Purchaser, sell to the Purchaser the number of shares of Voting Stock which the Purchaser was entitled to purchase from such Selling Stockholder had such Selling Stockholder complied with the provisions of
Article III in connection with such transfer at the price required by Article
III. The Purchaser may exercise such right to purchase by notifying the Company in writing within thirty (30) days following the discovery by the Purchaser of the violation of Article III by such Selling Stockholder.

         SECTION 9.2  Legends.  Each certificate representing shares of the
                      -------
capital stock of the Company now or hereafter owned by any Stockholder, which does not represent shares registered under the Securities Act, shall be endorsed with the following legend:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."


                                ARTICLE X

                         RESOLUTION OF DISPUTES
                         ----------------------

         The parties hereto shall attempt to settle all disputes arising in connection with this Agreement through good faith negotiations. In the event any such dispute cannot be resolved within sixty (60) days after any party involved in such dispute notifies the other parties involved in such dispute that the dispute is to be resolved pursuant to this Article X, then any such party may submit such dispute to arbitration. Any dispute submitted to arbitration pursuant to this Article X shall be finally and conclusively determined in accordance with the Rules of Arbitration of the International Chamber of Commerce (the "Rules of Arbitration") then in effect by the
                          --------------------
decision of three (3) arbitrators selected in accordance with the Rules of Arbitration, unless the parties shall agree on a single arbitrator (the "Board of Arbitration"). The Board of Arbitration shall meet in New York,
 --------------------
New York and shall render a decision in writing (concurred in by a majority of the members of the Board of Arbitration if more than one) with respect to and stating the amount, if any, which any party hereto is required to pay to any other party hereto in respect of such dispute. To the extent practical, the decision of the Board of Arbitration shall be rendered no more than thirty (30) days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to each of the parties involved in such dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) day period) shall be final, binding and conclusive on the parties hereto and entitled to be enforced to the fullest extent permitted by Law and entered in any court of competent jurisdiction.

         All parties hereto hereby consent to the jurisdiction of the foregoing Board of Arbitration and to the jurisdiction of any state or federal court located in the States of New York or Delaware and any national court located in France for the purpose of enforcing the decision or award of the Board of Arbitration. All parties hereto agree that service of process may be made on any such party by personal delivery or by registered or certified mail addressed to the appropriate party at the address for such party specified in Section 11.1 hereof. The submission to the jurisdiction of the courts referred to above for the purpose of enforcing the decision or award of the Board of Arbitration shall not (and shall not be construed so as to) limit the right of any party to file or commence proceedings against any other party in any other court of competent jurisdiction for the purpose of enforcing the decision or award of the Board of Arbitration nor shall the filing or commencement of proceedings in any one or more jurisdictions for such purpose preclude the filing or taking of proceedings in any other jurisdiction for such purpose (whether concurrently or not) if and to the extent permitted by applicable Law. Each and every arbitration proceeding commenced pursuant to this Article X shall be consolidated with any arbitration proceeding then pending under this Article X. All fees, costs and expenses in relation to the arbitration, including, but not limited to, attorneys' fees shall be paid by such parties as determined by the Board of Arbitration.




                               ARTICLE XI

                              MISCELLANEOUS

         SECTION 11.1 Notices.  All notices, requests and other communications
                      -------
hereunder shall be in writing and will be deemed to have been duly given (i) when personally delivered, (ii) when sent by telefax to a party at the number listed below for such party (if any), (iii) three (3) Business Days after the day on which the same has been delivered prepaid to an international courier service, or (iv) ten (10) Business Days after the deposit in the United States mail, registered or certified, return receipt requested, postage prepaid, in each case addressed to the party to whom such notice is to be given at the following address for such party:

         If to the Company:

                                      SSE Telecom, Inc.
                                      8230 Leesburg Pike, Suite 710
                                      Vienna, Virginia  22182
                                      U.S.A.
                                      Attn: Daniel E. Moore
                                      Telefax No.: (703) 442-4507

         With copies to:

                                      Surovell, Jackson, Colton & Dugan, P.C.
                                      4010 University Drive, Suite 200
                                      Fairfax, Virginia  22030
                                      Attn:   G. Donald Markle, Esq.
                                      Telefax No.: (703) 591-2149

         If to the Purchaser:

                                      Alcatel Telspace
                                      5 rue Noel PONS
                                      92734 NANTERRE Cedex
                                      FRANCE
                                      Attn: Jacques Couet
                                      Telefax No.: 331-46524596

         With copies to:

                                           Alcatel Telspace
                                           5 rue Noel PONS
                                           92734 NANTERRE Cedex
                                           FRANCE
                                           Attn:   Martine Funston, Esq.
                                           Telefax No.: 331-46524595

         If to the Current Stockholders:

                                           To the address and/or telefax
                                           number for each Current
                                           Stockholder set forth below its
                                           signature

Any party hereto from time to time may change its address, telefax number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

         SECTION 11.2 Fees and Expenses.  The Company, the Current
                      -----------------
Stockholders and the Purchaser shall each bear their or its own expenses in connection with the negotiation and preparation of this Agreement, all documents and instruments contemplated hereby, and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of their respective counsel, accountants, investment bankers and consultants.

         SECTION 11.3 Public Announcements.  Except as otherwise required by
                      --------------------
Law, no party hereto shall issue any press release or make any other public announcement with respect to the transactions contemplated hereby without the approval of the other parties hereto, which approval shall not be unreasonably withheld or delayed.

         SECTION 11.4 Entire Agreement.  This Agreement supersedes all prior
                      ----------------
discussions and agreements among the parties hereto with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

         SECTION 11.5 Waiver.  Any term or condition of this Agreement may be
                      ------
waived at any time by the party hereto that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

         SECTION 11.6 Amendment.  This Agreement may be amended, supplemented or
                      ---------
modified only by a written instrument duly executed by or on behalf of each party hereto.

         SECTION 11.7 Benefits and Binding Effect.  Neither this Agreement nor
                      ---------------------------
any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, provided that the Purchaser may assign any or all rights or obligations of the Purchaser hereunder to any Affiliate of the Purchaser. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         SECTION 11.8 Captions.  The captions used in this Agreement have been
                      --------
inserted for convenience of reference only and do not define or limit the provisions hereof.

         SECTION 11.9 Exhibits and Schedules.  All exhibits and schedules
                      ----------------------
referred to in this Agreement, all attachments to such exhibits or schedules, and any other attachment to this Agreement are hereby incorporated by reference into this Agreement and hereby are made a part of this Agreement as if set out in full herein.

         SECTION 11.10  Governing Law.  This Agreement shall be governed by and
                        -------------
construed in accordance with the Laws of the State of Delaware applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

         SECTION 11.11  Counterparts.  This Agreement may be executed in one or
                        ------------
more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         SECTION 11.12  Severability.  Any provision of this Agreement which is
                        ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 11.13  No Third Party Beneficiary. This Agreement shall not
                        --------------------------
confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

         SECTION 11.14  Authority of Venture America.  Simultaneously with
                        ----------------------------
the execution of this Agreement, Venture America shall deliver to the Purchaser copies of resolutions duly adopted by the general partner or the partners of Venture America (or such other individuals or entities) as are necessary to legally authorize Venture America to execute and perform its obligations under this Agreement, together with an incumbency certificate of each individual who will be executing this Agreement on behalf of Venture America (including the name, title and signature of each such individual).


     IN WITNESS WHEREOF, the parties have executed this Stockholder Agreement as of the date first written above.

                                      COMPANY:

                                      SSE TELECOM, INC.,
                                      a Delaware corporation

                                      By:  /s/ Frederick C. Toombs
                                          -----------------------------------

                                      Name:   Frederick C. Toombs
                                           ----------------------------------
                                      Title:  President
                                            ---------------------------------


                                      PURCHASER:

                                      ALCATEL TELSPACE, a
                                      French societe anonyme

                                      By:  /s/ Jerome de Vitry
                                         --------------------------------------


                                      Name:   Jerome de Vitry
                                           ------------------------------------

                                      Title:  Director R & D Product Management
                                            -----------------------------------
                                              Attorney-In-Fact

                                      STOCKHOLDERS:


                                      VENTURE AMERICA MANAGEMENT LIMITED
                                      PARTNERSHIP,  a Virginia Limited
                                      Partnership


                                      By: /s/ Daniel E. Moore
                                          -------------------------------------

                                      Name:          Daniel E. Moore
                                      Title:         General Partner
                                      Address:       8230 Leesburg Pike
                                                     Suite 710
                                                     Vienna, VA  22182

                                      Telefax No.:   703-790-0486

                                    /s/ FRANK S. TRUMBOWER
                                    ------------------------------------------
                                    FRANK S. TRUMBOWER


                                    Address:         774 Mays Boulevard
                                                     Unit 10-356
                                                     Incline Village, NV 89451
                                    Telefax No.:     703-893-0608
                                                     ------------------------


                                    /s/ FREDERICK C. TOOMBS
                                    -----------------------------------------
                                    FREDERICK C. TOOMBS

                                    Address:         16251 Shannon Road
                                                     Los Gatos, CA  95032
                                    Telefax No.:     408-358-2024

                                    /s/ SARAH P. TRUMBOWER
                                    -----------------------------------------
                                    SARAH P. TRUMBOWER

                                    Address:         Route 3, Box 5470
                                                     Berryville, VA  22611
                                    Telefax No.:     540-935-2543
                                                     ------------------------

                                    /s/ DANIEL E. MOORE
                                    -----------------------------------------
                                    DANIEL E. MOORE

                                    Address:         1629 Wrightson Drive
                                                     McLean, VA  22101
                                    Telefax No.:     703-893-0743

                                    /s/ FRANK J. PETERNELL
                                    -----------------------------------------
                                    FRANK J. PETERNELL

                                    Address:         2023 El Ranchero Drive
                                                     (Blue Lake Springs)
                                                     Arnold, CA  95223
                                    Telefax No.:
                                                -----------------------------

         The undersigned company hereby waives its right to purchase any shares of Voting Stock owned by Frank J. Peternell which is contained in that certain Amendment to Employment Agreement dated as of July 1, 1996, by and between the undersigned and Mr. Peternell to the extent such right is inconsistent with any rights granted to the Stockholders herein and further agrees that any such rights granted to the Stockholders shall have priority over such right of the undersigned.

                                        SSE TECHNOLOGIES, INC.


                                        By: /s/ Frederick C. Toombs
                                           -------------------------------------
                                        Name:  Frederick C. Toombs
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------

                      COMMUNITY PROPERTY ACKNOWLEDGEMENT



        The undersigned, as the spouse of Frederick C. Toombs, hereby acknowledges that she has read the foregoing Stockholder Agreement and consents to the terms therof, including, without limitation, the restrictions on transfer of the shares held in the name of her spouse.



                                        /s/ Jean Toombs
                                        ---------------------------
                                        Jean Toombs

                      COMMUNITY PROPERTY ACKNOWLEDGEMENT

     The undersigned, as the spouse of Frank J. Peternell, hereby acknowledges that she has read the foregoing Stockholder Agreement and consents to the terms thereof, including, without limitation, the restrictions on transfer of the shares held in the name of her spouse.

                                              /s/ Crystal M. Peternell
                                              ------------------------
                                              Crystal M. Peternell

                               LIST OF EXHIBITS
                               ----------------

Exhibit A                   Schedule of Stockholders

Exhibit B                   Exceptions Regarding Stock Rights

                                   EXHIBIT A

                           SCHEDULE OF STOCKHOLDERS

STOCKHOLDER                     CLASS                   SHARES
- -----------                     -----                   ------
Frank S. Trumbower              Common                  228,816

Venture America Management
 Limited Partnership/1/         Common                  250,366

Frederick C. Toombs/2/          Common                  167,737

Daniel E. Moore/3/              Common                   94,911

Frank J. Peternell              Common                  122,400

Sarah P. Trumbower              Common                  192,827


- ------------------
  /1/ This partnership expects to liquidate by December 31, 1996, and the shares will be distributed to Daniel E. Moore, James R. Ball, and Otis T. Coston.

  /2/ Includes the 50,000 shares being sold to Alcatel Telspace under the Selling Stockholder Agreement.

  /3/ Includes the 50,000 shares being sold to Alcatel Telspace under the Selling Stockholder Agreement.

                                   EXHIBIT B

      1.  Frederick C. Toombs has the following options:

          (i)   August 1, 1992 - 10,000 shares at $2.88 per share, fully vested.

          (ii)  September 23, 1994 - 40,000 shares at $6.00 per share, 10,000 shares vested; an additional 10,000 shares vest September 23, 1996.

      Reference is hereby made to the Employment Agreement of Mr. Toombs dated October 1, 1991 for certain other additional rights held by Mr. Toombs with respect to the Common Stock of the Company.

      2. Daniel E. Moore has a beneficial interest in the approximately 250,366 shares of Common Stock owned by Venture America Management Limited Partnership ("Venture America"). On the distribution of the shares of Common Stock owned by Venture America, it is expected that Mr. Moore shall receive approximately one-third of such shares. Mr. Moore also has the following options and warrants:

          (i) Option September 23, 1994 - 50,000 shares at $6.00 per share, 12,500 shares vested; an additional 12,500 shares vest September 23, 1996.

          (ii) Warrant for 50,000 shares issued August 1, 1992 at an exercise price of $2.88 per share, of which all 50,000 shares were exercised at or immediately prior to closing under this Agreement. This warrant expires August 1, 1997.

      Reference is hereby made to the Employment Agreement of Daniel E. Moore, dated January 1, 1994 for certain other additional rights held by Mr. Moore with respect to the Common Stock of the Company.

      3.  Frank S. Trumbower has the following options:

          (i)   March 28, 1995 - 10,000 shares at $7.38 per share, fully vested.

      4.  Frank J. Peternell has the following options:

          (i) September 23, 1994 - 6,000 shares at $6.00 per shares; 1,500 shares vested.

      Reference is hereby made to the Amendment to Employment Agreement of Mr. Peternell dated July 1, 1996 for certain rights held by the Company with respect to the Common Stock owned by Mr. Peternell.